Exhibit 2.1

DESCRIPTION OF SECURITIES

REGISTERED UNDER SECTION 12 OF THE EXCHANGE ACT

As of December 31, 2019, Santander UK plc (“Santander UK,” “we,” “us,” and “our”) had the following series of debt securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934 (the “Act”),which are listed on the New York Stock Exchange:

Debt Securities (interest rate)	Principal	Interest Payment Dates (in arrear)	Issue Date	Maturity Date	Redemption rights	Events of Default	Prospectus Supplement	Indenture
4.000% Notes due 2024	US$1,000,000,000	March 13 and September 13	March 13, 2014	March 13, 2024	Tax Redemption(1) Notice Period: Not less than 30 nor more than 60 days’ prior notice	Events of Default(2)	Prospectus Supplement dated March 10, 2014	Senior Indenture dated April 27, 2011
2.375% Notes due 2020	US$1,000,000,000	March 16 and September 16	March 16, 2015	March 16, 2020	Tax Redemption,(1) Notice Period: Not less than 30 nor more than 60 days’ prior notice	Events of Default(2)	Prospectus Supplement dated March 9, 2015	Senior Indenture dated April 27, 2011
2.125% Notes due 2020	US$1,200,000,000	May 3 and November 3	November 3, 2017	November 3, 2020	Tax Redemption(1) Notice Period: Not less than 30 nor more than 60 days’ prior notice	Events of Default(2)	Prospectus Supplement dated October 27, 2017	Senior Indenture dated September 29, 2016
Floating Rate Notes due 2020 (LIBOR(3) plus 0.300% per year)	US$300,000,000	February 3, May 3, August 3, and November 3	November 3, 2017	November 3, 2020	Tax Redemption(1) Notice Period: Not less than 30 nor more than 60 days’ prior notice	Events of Default(2)	Prospectus Supplement dated October 27, 2017	Senior Indenture dated September 29, 2016
2.500% Notes due 2021	US$500,000,000	January 5 and July 5	January 5, 2018	January 5, 2021	Tax Redemption(1) Notice Period: Not less than 30 nor more than 60 days’ prior notice	Events of Default(2)	Prospectus Supplement dated January 2, 2018	Senior Indenture dated September 29, 2016

Debt Securities (interest rate)	Principal	Interest Payment Dates (in arrear)	Issue Date	Maturity Date	Redemption rights	Events of Default	Prospectus Supplement	Indenture
3.400% Notes due 2021	US$1,000,000,000	June 1 and December 1	June 1, 2018	June 1, 2021	Tax Redemption(1) Notice Period: Not less than 30 nor more than 60 days’ prior notice	Events of Default (2)	Prospectus Supplement dated May 23, 2018	Senior Indenture dated September 29, 2016
Floating Rate Notes due 2021 (LIBOR(3) plus 0.620% per year)	US$750,000,000	March 1, June 1, September 1 and on December 1	June 1, 2018	June 1, 2021	Tax Redemption(1) Notice Period: Not less than 30 nor more than 60 days’ prior notice	Events of Default (2)	Prospectus Supplement dated May 23, 2018	Senior Indenture dated September 29, 2016
3.750% Notes due 2021	US$500,000,000	May 15 and November 15	November 15, 2018	November 15, 2021	Tax Redemption(1) Notice Period: Not less than 30 nor more than 60 days’ prior notice	Events of Default (2)	Prospectus Supplement dated November 7, 2018	Senior Indenture dated September 29, 2016
Floating Rate Notes due 2021 (LIBOR(3) plus 0.660%)	US$500,000,000	May 15 and November 15	November 15, 2018	November 15, 2021	Tax Redemption(1) Notice Period: Not less than 30 nor more than 60 days’ prior notice	Events of Default (2)	Prospectus Supplement dated November 7, 2018	Senior Indenture dated September 29, 2016
2.875% Notes due 2024	US$1,000,000,000	June 18 and December 18	June 18, 2019	June 18, 2024	Tax Redemption(1) Notice Period: Not less than 30 nor more than 60 days’ prior notice	Events of Default (2)	Prospectus Supplement dated June 11, 2019	Senior Indenture dated September 29, 2016
2.100% Notes due 2023	US$1,250,000,000	July 13 and January 13	January 13, 2020	January 13, 2023	Tax Redemption(1) Notice Period: Not less than 30 nor more than 60 days’ prior notice	Events of Default (2)	Prospectus Supplement dated January 13, 2020	Senior Indenture dated September 29, 2016

(1)	“Tax Redemption” means that we have the right to redeem the applicable series of debt securities on the terms described below under “Tax Redemption.”
(2)	The events of default described below under “Events of Default” are applicable to the relevant series of debt securities.
(3)	The calculation of LIBOR for the applicable series of debt securities is described below under “Calculation of LIBOR.”

The summary set out below of the general terms and provisions of our debt securities does not purport to be complete and is subject to and qualified by reference to, all of the definitions and provisions of the relevant indenture (as listed in the table above), any supplement to the relevant indenture and the form of the instrument representing each series of debt securities. Certain terms, unless otherwise defined here, have the meaning given to them in the relevant indenture.

General

The 4.000% Notes due 2024 and the 2.375% Notes due 2020 were issued under an indenture dated as of April 27, 2011, entered into between Abbey National Treasury Services plc (“ANTS”) as issuer, Santander UK as guarantor and The Bank of New York Mellon as trustee (the “2011 Senior Indenture”). Effective June 1, 2016, Santander UK was substituted for, and bound by every obligation of, ANTS under the 2011 Senior Indenture, and ANTS was released from its liabilities under the 2011 Senior Indenture and is no longer a party to the 2011 Senior Indenture.

The 2.125% Notes due 2020, Floating Rate Notes due 2020, 2.500% Notes due 2021, 3.400% Notes due 2021, Floating Rate Notes due June 1, 2021, 3.750% Notes due 2021, Floating Rate Notes due November 15, 2021, 2.875% Notes due 2024 and 2.100% Notes due 2023 were issued under an indenture dated as of September 29, 2016, entered into between us and Wells Fargo Bank, National Association as trustee (the “2016 Senior Indenture”).

The 4.000% Notes due 2024, the 2.375% Notes due 2020, the 2.125% Notes due 2020, the 2.500% Notes due 2021, the 3.400% Notes due 2021, the 3.750% Notes due 2021, the 2.875% Notes due 2024 and the 2.100% Notes due 2023 are referred to herein as the “Fixed Rate Notes.” The Floating Rate Notes due 2020, the Floating Rate Notes due June 1, 2021 and the Floating Rate Notes due November 15, 2021 are referred to herein as the “Floating Rate Notes.” The Fixed Rate Notes and the Floating Rate Notes are referred to herein as the “debt securities.”

The 2011 Senior Indenture and the 2016 Senior Indenture, and any respective supplements thereto, are referred to herein individually as an “indenture” and collectively as the “indentures.” The terms of the debt securities include those stated in the relevant indenture and any supplements thereto, and those terms made part of the relevant indenture by reference to the U.S. Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). Each series of debt securities listed in the table above was issued pursuant to an effective registration statement and a related prospectus and prospectus supplement setting forth the terms of the relevant series of debt securities.

The indentures do not limit the amount of debt securities that we may issue. We may issue debt securities in one or more series. We may, without the consent of the holders of the debt securities of any series, issue additional debt securities, having the same ranking and same interest rate, maturity date, redemption terms and other terms as the debt securities previously described in the relevant prospectus. In respect of the debt securities issued under the 2011 Senior Indenture, we may issue additional debt securities, provided however that such additional debt securities must be fungible with the applicable series of debt securities for U.S. federal income tax purposes. In respect of the debt securities issued under the 2016 Senior Indenture, we may issue additional debt securities, provided however that such additional debt securities shall be issued under a separate CUSIP, Common Code and/or ISIN number unless the additional debt securities are issued pursuant to a “qualified reopening” of the applicable debt securities offered by the relevant prospectus supplement, are otherwise treated as part of the same “issue” of debt instruments as the debt securities offered by the relevant prospectus supplement, or the debt securities offered in the relevant prospectus supplement and the additional debt securities are issued with no more than a de minimis amount of original issue, discount, in each case for U.S. federal income tax purposes.

The debt securities are not secured by any assets or property of Santander UK or any of its subsidiaries or affiliates.

Holders of debt securities have no voting rights except those described under the heading “Modification and Waiver” below.

The debt securities are not subject to any sinking fund.

Interest

The relevant interest rates and interest payment dates of the debt securities are set out in the table above.

Interest on the Fixed Rate Notes is computed on the basis of a 360-day year of twelve 30-day months. Interest on the Floating Rate Notes is computed on the basis of the actual number of days elapsed in each floating rate interest period and a 360-day year.

Payments

If any scheduled interest payment date for the Fixed Rate Notes would fall on a day that is not a Business Day (as defined below), then the interest payment date will be postponed to the next succeeding business day, but no additional interest shall accrue and be paid unless we fail to make payment on such next succeeding business day. If any scheduled interest payment date, other than the maturity date, for the Floating Rate Notes, would fall on a day that is not a Business Day, such interest payment date will be postponed to the next succeeding Business Day and interest thereon will continue to accrue to but excluding such succeeding Business Day, except that if that Business Day falls in the next succeeding calendar month, the interest payment date will be the immediately preceding Business Day and interest shall accrue to but excluding such preceding Business Day. “Business Day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in the City of New York or London, England are authorized or required by law, regulation or executive order to close.

Initial settlement for the debt securities will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System.

Floating Rate Interest – LIBOR

The Floating Rate Notes bear interest at the then-applicable U.S. dollar three-month London Interbank Offered Rate (“LIBOR”) reset quarterly on the applicable interest payment date (the “interest reset date”), plus a certain percentage per year as set forth in the table above.

The trustee, or its successor appointed by us, as calculation agent, determines the floating interest rate for each floating rate interest period by reference to the then-applicable

LIBOR on the applicable interest determination date. The interest determination date for each floating rate interest period is the second London banking day (being any day on which dealings in U.S. dollars are transacted in the London interbank market) preceding the applicable interest reset date.

Calculation of LIBOR

Floating Rate Notes due 2020

Under the terms of the Floating Rate Notes due 2020, LIBOR means, as of any interest determination date:

(1) the offered quotation to leading banks in the London interbank market for three-month U.S. dollar deposits (i) as defined by (A) the ICE Benchmark Administration (“IBAM”), (B) its successor in such capacity, or (C) such other person assuming the responsibility of IBAM or its successor in calculating the London Inter-Bank Offered Rate in the event IBAM or its successor no longer do so, and (ii) as calculated by their appointed calculation agent and published, as such rate appears on either the Reuters Monitor Money Rates Service page LIBOR01 (or a successor page on such service) or, if such rate is not available, on such other information system that provides such information, in each case as of 11:00 a.m., London time, on such interest determination date;

(2) if no such rate is so published on such interest determination date due to a temporary disruption in service or the market, then the rate for such interest determination date shall be the arithmetic mean (rounded to five decimal places, with 0.000005 being rounded upwards) of the rates for three-month U.S. dollar deposits quoted to the calculation agent by each of four major reference banks in the London interbank market (which may include affiliates of the underwriters of such debt securities), as selected by the issuer, as of 11:00 a.m., London time, on such interest determination date; or

(3) if LIBOR cannot be determined under sub-paragraph (1) hereof due to the London Inter-Bank Offered Rate having been permanently discontinued or it being unlawful for either the calculation agent or the issuer to determine or use the London Inter-Bank Offered Rate, then the rate of interest for such interest determination date will be the rate determined for or otherwise applicable during the last preceding interest period.

The amount of interest accrued on such series of debt securities to each interest payment date will be calculated by multiplying the principal amount of such debt securities by an accrued interest factor. The accrued interest factor will be equal to the sum of the interest factors calculated for each day in the period for which interest is being paid. The interest factor for each day is equal to the interest rate applicable to that day divided by 360. The interest rate in effect on any interest reset date will be the applicable rate as reset on that date. The interest rate applicable to any other day is the interest rate from the immediately preceding interest reset date, or, if none, the initial interest rate.

Floating Rate Notes due June 1, 2021 and Floating Rate Notes due November 15, 2021

Under the terms of the Floating Rate Notes due June 1, 2021 and the Floating Rate Notes due November 15, 2021, LIBOR means, as of any interest determination date:

(1) the offered quotation to leading banks in the London interbank market for three-month U.S. dollar deposits (i) as defined by (A) the IBAM, (B) its successor in such capacity,

or (C) such other person assuming the responsibility of IBAM or its successor in calculating the London Inter-Bank Offered Rate in the event IBAM or its successor no longer do so, and (ii) as calculated by their appointed calculation agent and published, as such rate appears on either the Reuters Monitor Money Rates Service page LIBOR01 (or a successor page on such service) or, if such rate is not available, on such other information system that provides such information, in each case as of 11:00 a.m., London time, on such interest determination date;

(2) if no such rate is so published on such interest determination date due to a temporary disruption in service or the market, then the rate for such interest determination date shall be the arithmetic mean (rounded to five decimal places, with 0.000005 being rounded upwards) of the rates for three-month U.S. dollar deposits quoted to the calculation agent by each of four major reference banks in the London interbank market (which may include affiliates of the underwriters), as selected by the issuer, as of 11:00 a.m., London time, on such interest determination date:

if at least two such rates are so provided, LIBOR on the interest determination date will be the arithmetic mean of such rates; or

if fewer than two such rates are so provided, LIBOR on the interest determination date will be LIBOR as determined for or otherwise applicable during the last preceding interest period.

(3) Notwithstanding clause (2) above, with respect to an interest determination date on which no rate appears on the relevant screen page, if we (in consultation with the calculation agent) determine that LIBOR has ceased to be published on the relevant screen page as a result of LIBOR ceasing to be calculated or administered for publication thereon or that it is unlawful for either the calculation agent or us to determine or use the London Inter-Bank Offered Rate, we will use reasonable efforts to appoint an Independent Adviser to determine (in consultation with us) the Alternative Base Rate and the Alternative Screen Page by no later than five business days prior to the interest determination date relating to the next succeeding interest period (the “interest determination cut-off date”) for the purpose of determining the rate of interest applicable to the applicable floating rate notes for all future interest periods (subject to the subsequent operation of this paragraph (3)). If we are unable to appoint an Independent Adviser, or if the Independent Adviser fails to determine the Alternative Base Rate and the Alternative Screen Page prior to the interest determination cut-off date, we will determine the Alternative Base Rate and the Alternative Screen Page for such Interest Period; provided that if we do not determine the Alternative Base Rate and the Alternative Screen Page prior to the interest determination date for such interest period, the interest rate for such interest period will be equal to the interest rate in effect for the immediately preceding interest period.

“Adjustment Spread” means a spread (which may be positive or negative) or formula or methodology for calculating a spread, which the Independent Adviser (in consultation with us) or, only if the Independent Adviser fails to make any such determination, we, determine is required to be applied to the Alternative Base Rate, as a result of the replacement of LIBOR with the Alternative Base Rate and is the spread, formula or methodology which:

(A) has been formally recommended, or formally provided as an option for parties to elect to adopt, by the Bank of England (or any committee thereof or other body appointed or endorsed thereby for such purpose) in relation to the replacement of LIBOR with the Alternative Base Rate;

(B) the Independent Adviser (in consultation with us) or, failing which, we, determine is recognized or acknowledged as being in customary market usage for the purposes of determining floating rates of interest in respect of securities denominated in U.S. dollars, where such rate has been replaced by the Alternative Base Rate; or

(C) if no such customary market usage is recognized or acknowledged, the Independent Adviser in its discretion (in consultation with us), or, failing which, we in our discretion, determine (acting in good faith) to be appropriate.

“Alternative Base Rate” means the rate that the Independent Adviser or, failing which, we determine has replaced LIBOR in customary market usage for determining floating interest rates in respect of bonds denominated in U.S. dollars or, if the Independent Adviser or, failing which, we (in consultation with the calculation agent and acting in good faith and a commercially reasonable manner) determine that there is no such rate, such other rate as the Independent Adviser or, failing which, we (in consultation with the calculation agent and acting in good faith and a commercially reasonable manner) determine in its or our sole discretion is most comparable to LIBOR. If the Alternative Base Rate is determined, such Alternative Base Rate will be the Alternative Base Rate for the remaining interest periods (subject to the subsequent operation of paragraph (3) above).

“Alternative Screen Page” means the alternative screen page, information service or source on which the Alternative Base Rate appears (or such other screen page, information service or source as may replace the alternative screen page, information service or source, in each case, as may be nominated by the person providing or sponsoring the information appearing on such screen page, information service or source for purposes of displaying comparable rates).

“Independent Adviser” means an independent financial institution of international repute or other independent adviser experienced in the international capital markets, in each case appointed by us at our own expense.

If the Independent Adviser (in consultation with us) or, only if the Independent Adviser fails to make any such determination, we, determine that an Adjustment Spread is required to be applied to the Alternative Base Rate and determine the quantum of, or a formula or methodology for determining, such Adjustment Spread, then such Adjustment Spread shall be applied to the Alternative Base Rate. If the Independent Adviser is, or, failing which, we are, as the case may be, unable to determine the quantum of, or a formula or methodology for determining, such Adjustment Spread, then such Alternative Base Rate will apply without an Adjustment Spread.

If the Independent Adviser or, failing which, we determine the Alternative Base Rate or any Adjustment Spread, the Independent Adviser or, failing which, we may also, following consultation with the calculation agent, make changes to the Alternative Base Rate or the Adjustment Spread, as well as the day count fraction, the business day convention, the definition of business day, the remaining interest determination dates and any method for obtaining the substitute or successor base rate if the Alternative Base Rate or the Alternative Screen Page is unavailable on the relevant interest determination date or otherwise, in each case in order to follow market practice, as well as any other changes that we, following consultation with the Independent Adviser (if appointed), determine in good faith are reasonably necessary to ensure the proper operation of the Alternative Base Rate, as well as the comparability of the interest rate determined by reference to the Alternative Base Rate to the interest rate determined by reference to LIBOR (the “Floating Rate Calculation

Changes”). Any Floating Rate Calculation Changes will apply to the applicable floating rate notes for all future interest rate periods (subject to the subsequent operation of paragraph (3) above).

We will promptly give notice of the determination of the Alternative Base Rate, any Adjustment Spread, the Alternative Screen Page and any Floating Rate Calculation Changes to the trustee, the paying agent, the calculation agent and the holders of the applicable floating rate notes; provided that failure to provide such notice will have no impact on the effectiveness of, or otherwise invalidate, any such determination.

The amount of interest accrued on the applicable series of debt securities to (but excluding) each interest payment date will be calculated by multiplying the principal amount of such debt securities by an accrued interest factor. The accrued interest factor will be equal to the sum of the interest factors calculated for each day in the period for which interest is being paid. The interest factor for each day is equal to the interest rate applicable to that day divided by 360. The interest rate in effect on any interest reset date will be the applicable rate as reset on that date. The interest rate applicable to any other day is the interest rate from the immediately preceding interest reset date, or, if none, the initial interest rate.

By its acquisition of the applicable series of debt securities, each holder of such debt securities (including each holder of a beneficial interest in such debt securities) (i) will acknowledge, accept, consent and agree to be bound by the Independent Adviser’s or our determination of the Alternative Base Rate, the Alternative Screen Page, any Adjustment Spread and any Floating Rate Calculation Changes, including as may occur without any prior notice from us and without the need for us to obtain any further consent from such holder of debt securities, (ii) will waive any and all claims, in law and/or in equity, against the trustee, the paying agent and the calculation agent for, agree not to initiate a suit against the trustee, the paying agent and the calculation agent in respect of, and agree that none of the trustee, the paying agent or the calculation agent will be liable for, the determination of or the failure to determine any Alternative Base Rate, the Alternative Screen Page, any Adjustment Spread or any Floating Rate Calculation Changes and any losses suffered in connection therewith and (iii) will agree that none of the trustee, the paying agent or the calculation agent will have any obligation to determine any Alternative Base Rate, the Alternative Screen Page, any Adjustment Spread or any Floating Rate Calculation Changes (including any adjustments thereto), including in the event of any failure by us to determine any Alternative Base Rate, the Alternative Screen Page, any Adjustment Spread and any Floating Rate Calculation Changes.

Ranking

Our debt securities constitute our direct, unconditional, unsecured and unsubordinated obligations ranking pari passu without preference among themselves, with all our other outstanding unsecured and unsubordinated obligations, present and future, except such obligations as are preferred by operation of law.

No Set-off

In respect of the debt securities issued under the 2011 Senior Indenture, by accepting each debt security, each holder will be deemed to have waived any right of set-off, counterclaim or combination of accounts with respect to the debt securities or the applicable indenture that they might otherwise have against us, whether before or during our winding up.

In respect of debt securities issued under the 2016 Senior Indenture, subject to applicable law, no holder of debt securities may exercise, claim or plead any right of set-off, compensation or retention in respect of any amount owed to it by us arising under or in connection with the debt securities or the relevant indenture, and each holder of the debt securities shall, by virtue of being the holder of the debt securities, be deemed to have waived all such rights of set-off, compensation or retention. Notwithstanding the preceding sentence, if any of the amounts owing to any holder of the applicable series of debt securities by us is discharged by set-off, such holder shall, unless such payment is prohibited by law, immediately pay us an amount equal to the amount of such discharge or, in the event of our winding-up or administration, the liquidator or administrator, as appropriate, and, until such time as payment is made, shall hold an amount equal to such amount in trust for us, or the liquidator or administrator, as appropriate and accordingly any such discharge shall be deemed not to have taken place.

Redemption

Tax Redemption

We will have the option to redeem the debt securities of any series as a whole upon not less than 30 nor more than 60 days’ notice to each holder of debt securities, on any interest payment date, at a redemption price equal to 100% of their principal amount together with any accrued but unpaid payments of interest, to the redemption date, or, in the case of discount securities, their accreted face amount, if we determine that as a result of a change in or amendment to the laws or regulations of any taxing jurisdiction, including any treaty to which such taxing jurisdiction is a party, or a change in an official application or interpretation of those laws or regulations, including a decision of any court or tribunal, which becomes effective on or after the issue date of the relevant series of debt securities:

in making any payments, on the particular series of debt securities, we have paid or will or would on the next interest payment date be required to pay Additional Amounts (as defined below);

payments, on the next interest payment date in respect of any of the series of debt securities, has been or would be treated as a “distribution,” in each case within the meaning of Section 1000 of the Corporation Tax Act 2010 of the United Kingdom, or any statutory modification or re- enactment of that act; or

on the next interest payment date we were not or would not be entitled to claim a deduction in respect of the payments in computing our UK taxation liabilities, or the value of the deduction to us would be materially reduced.

Payment of Additional Amounts

Debt securities issued under the 2011 Senior Indenture

Under the terms of the debt securities issued under the 2011 Senior Indenture, amounts to be paid by us on the applicable series of debt securities will be made without deduction or withholding for, or on account of, any and all present and future income, stamp and other taxes, levies, imposts, duties, charges, fees, deductions or withholdings now or hereafter imposed, levied, collected, withheld or assessed by or on behalf of the country in which we are organized or any political subdivision or authority thereof or therein having the power to tax (the “taxing jurisdiction”), unless such deduction or withholding is required by fiscal or other laws, regulations and directives. If at any time a taxing jurisdiction requires us to make such deduction or withholding, we will pay additional amounts, with respect to the principal of, interest and any other payments on, the debt securities (“Additional Amounts”) that are necessary in order that the net amounts paid to the holders of those debt securities, after the deduction or withholding, shall equal the amounts which would have been payable on that series of debt securities if the deduction or withholding had not been required. However, this will not apply to any such amount that would not have been payable or due but for the fact that:

(i) the holder or the beneficial owner of the debt securities is a domiciliary, national or resident of, or engaging in business or maintaining a permanent establishment or physically present in, a taxing jurisdiction or otherwise having some connection with the taxing jurisdiction other than the holding or ownership of a debt security, or the collection of any payment of, or in respect of, the principal of, or any interest or other payment on, any debt security of the relevant series;

(ii) except in the case of a winding-up in the UK, the relevant debt security is presented (where presentation is required) for payment in the UK;

(iii) the relevant debt security is presented (where presentation is required) for payment more than 30 days after the date payment became due or was provided for, whichever is later, except to the extent that the holder would have been entitled to the Additional Amounts on presenting the debt security for payment at the close of that 30-day period;

(iv) the holder or the beneficial owner of the relevant debt security or the beneficial owner of any payment of or in respect of principal of, or any interest or other payment on, the debt security failed to comply with a request by us or our liquidator or other authorized person addressed to the holder (x) to provide information concerning the nationality, residence or identity of the holder or the beneficial owner, or (y) to make any declaration or other similar claim to satisfy any information requirement, which, in the case of (x) or (y) is required or imposed by a statute, treaty, regulation or administrative practice of a taxing jurisdiction as a precondition to exemption from all or part of the tax, assessment or other governmental charge;

(v) the withholding or deduction is imposed on a payment to or for the benefit of an individual and is required to be made pursuant to European Council Directive 2003/48/EC, as amended, or any law implementing or complying with, or introduced in order to conform to, such directive; and

(vi) the relevant debt security is presented (where presentation is required) for payment by or on behalf of a holder who would have been able to avoid such withholding or deduction by presenting (where presentation is required) the relevant debt security to another paying agent in a member state of the European Union; or

(vii) any combination of the above items;

nor shall Additional Amounts be paid with respect to the principal of, premium, if any, and any interest on, the debt securities to any holder who is a fiduciary or partnership or settlor with respect to such fiduciary or a member of such partnership other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of any taxing jurisdiction to be included in the income for tax purposes of a beneficiary or partner or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to such Additional Amounts, had it been the holder. For the avoidance of doubt, all payments in respect of the debt securities will be made subject to any withholding or deduction required pursuant to any fiscal or other laws, regulations and directives, including FATCA, and we shall not be required to pay Additional Amounts with respect to the principal of, interest and any other payments on, the debt securities on account of any such deduction or withholding required pursuant to FATCA.

Debt securities issued under the 2016 Senior Indenture

Under the terms of the debt securities issued under the 2016 Senior Indenture, amounts to be paid by us on the applicable series of debt securities will be made without deduction or withholding for, or on account of, any and all present and future income, stamp and other taxes, levies, imposts, duties, charges, fees, deductions or withholdings now or hereafter imposed, levied, collected, withheld or assessed by or on behalf of the country in which we are organized or any political subdivision or authority thereof or therein having the power to tax (the “taxing jurisdiction”), unless such deduction or withholding is required by fiscal or other laws, regulations and directives. If at any time a taxing jurisdiction requires us to make such deduction or withholding, we will pay additional amounts, with respect to the principal of, interest and any other payments on, the debt securities (“Additional Amounts”) that are necessary in order that the net amounts paid to the holders of those debt securities, after the deduction or withholding, shall equal the amounts which would have been payable on that series of debt securities if the deduction or withholding had not been required. However, this will not apply to any such amount that would not have been payable or due but for the fact that:

(i) the holder or the beneficial owner of the debt securities is a domiciliary, national or resident of, or engaging in business or maintaining a permanent establishment or physically present in, a taxing jurisdiction or otherwise having some connection with the taxing jurisdiction other than the holding or ownership of a debt security, or the collection of any payment of, or in respect of, the principal of, or any interest or other payment on, any debt security of the relevant series;

(ii) except in the case of a winding-up in the UK, the relevant debt security is presented (where presentation is required) for payment in the UK;

(iii) the relevant debt security is presented (where presentation is required) for payment more than 30 days after the date payment became due or was provided for, whichever is later, except to the extent that the holder would have been entitled to the Additional Amounts on presenting the debt security for payment at the close of that 30-day period;

(iv) the holder or the beneficial owner of the relevant debt security or the beneficial owner of any payment of or in respect of principal of, or any interest or other payment on, the debt security failed to comply with a request by us or our liquidator or other authorized person addressed to the holder (x) to provide information concerning the nationality, residence or identity of the holder or the beneficial owner, or (y) to make any declaration or other similar claim to satisfy any information requirement, which, in the case of (x) or (y) is required or imposed by a statute, treaty, regulation or administrative practice of a taxing jurisdiction as a precondition to exemption from all or part of the tax, assessment or other governmental charge; or

(v) any combination of the above items;

nor shall Additional Amounts be paid with respect to the principal of, premium, if any, and any interest on, the debt securities to any holder who is a fiduciary or partnership or settlor with respect to such fiduciary or a member of such partnership other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of any taxing jurisdiction to be included in the income for tax purposes of a beneficiary or partner or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to such Additional Amounts, had it been the holder. For the avoidance of doubt, all payments in respect of the debt securities will be made subject to any withholding or deduction required pursuant to any fiscal or other laws, regulations and directives, including FATCA, and we shall not be required to pay Additional Amounts with respect to the principal of, interest and any other payments on, the debt securities on account of any such deduction or withholding required pursuant to FATCA.

Modification and Waiver

Debt securities issued under the 2011 Senior Indenture

Under the debt securities issued under the 2011 Senior Indenture, we and the trustee may make certain modifications and amendments of the applicable indenture with respect to any series of debt securities without the consent of the holders of the debt securities. Other modifications and amendments may be made to the indenture with the consent of the holder or holders of not less than a majority in aggregate outstanding principal amount of the debt securities of the series outstanding under the indenture that are affected by the modification or amendment, voting as one class. However, no modifications or amendments may be made without the consent of the holder of each debt security affected that would:

(i) change the stated maturity of the principal amount of any debt security;

(ii) reduce the principal amount of, the interest rates, or any premium payable upon the redemption of, or the payments with respect to any debt security;

(iii) change any obligation to pay Additional Amounts;

(iv) change the currency of payment;

(v) impair the right to institute suit for the enforcement of any payment due and payable;

(vi) reduce the percentage in aggregate principal amount of outstanding debt securities of the series necessary to modify or amend the relevant indenture or to waive compliance with certain provisions of the relevant indenture and any past event of default (as such term is defined in the relevant indenture); or

(vii) modify the above requirements or requirements regarding waiver or past defaults.

Debt securities issued under the 2016 Senior Indenture

Under the debt securities issued under the 2016 Senior Indenture, we and the trustee may make certain modifications and amendments to the applicable indenture with respect to each series of debt securities without the consent of the holders of the debt securities, including, to the extent necessary, to give effect to the exercise by the relevant UK resolution authority of the UK bail-in power, including the bail-in consent. Other modifications and amendments may be made to the relevant indenture with the consent of the holder or holders of not less than a majority in aggregate outstanding principal amount of the debt securities of the series outstanding under the relevant indenture that are affected by the modification or amendment, voting as one class. However, no modifications or amendments may be made without the consent of the holder of each debt security affected that would (unless such modification or amendment is a result of the exercise of the UK bail-in power by the relevant UK resolution authority):

(i) change the stated maturity of the principal amount of any debt security;

(ii) reduce the principal amount of, the interest rates, or any premium payable upon the redemption of, or the payments with respect to any debt security;

(iii) reduce the amount of principal on any original issue discount security;

(iv) change any obligation to pay Additional Amounts;

(v) change the currency of payment of the principal amount of, premium or interest on any debt security;

(vi) impair the right to institute suit for the enforcement of any payment due and payable;

(vii) reduce the percentage in aggregate principal amount of outstanding debt securities of the series necessary to modify or amend the relevant indenture or to waive compliance with certain provisions of the relevant indenture and any past event of default (as such term is defined in the relevant indenture); or

(viii) modify the above requirements or requirements regarding waiver or past defaults.

Events of Default

With respect to the debt securities, each of the following is an “Event of Default”:

Failure to pay any principal or interest on any debt securities of that series within 14 days from the due date for payment and the principal or interest has not been duly paid within a further 14 days following written notice from the trustee or from holders of 25% in outstanding principal amount of the debt securities of that series to us requiring the payment to be made. It shall not, however, be an Event of Default if during the 14 days after the notice, we satisfy the trustee that such sums were not paid in order to comply with a law regulation or order of any court of competent jurisdiction. Where there is doubt as to the validity or applicability of any such law, regulation or order, it shall not be an Event of Default if we act on the advice given to us during the 14 day period by independent legal advisers approved by the trustee; or

Breach of any covenant or warranty of the relevant indenture (other than as stated above with respect to payments when due) and that breach has not been remedied or waived within 60 days of receipt of a written notice from holders of at least 25% in outstanding principal amount of the debt securities of that series requiring the breach to be remedied; or

Either a court of competent jurisdiction issues an order which is not successfully appealed within 30 days, or an effective shareholders’ resolution is validly adopted, for our winding-up (other than under or in connection with a scheme of reconstruction, merger or amalgamation not involving bankruptcy or insolvency).

If an Event of Default occurs and is continuing, the trustee or the holders of at least 25% in outstanding principal amount of the debt securities of that series may at their discretion declare the debt securities of that series to be due and repayable immediately (and the debt securities of that series shall thereby become due and repayable) at their outstanding principal amount (or at such other repayment amount as may be specified in or determined in accordance with the relevant prospectus supplement) together with accrued interest, if any, as provided in the prospectus supplement. The trustee may at its discretion and without further notice institute such proceedings as it may think suitable, against us to enforce payment. Subject to the indenture provisions for the indemnification of or provision of security to the trustee, the holder(s) of a majority in aggregate principal amount of the outstanding debt securities of any series shall have the right to direct any trust or power conferred on the trustee with respect to the series. However, this direction must not be in conflict with any rule of law or the indenture, and must not be unjustly prejudicial to the holder(s) of any debt securities of that series not taking part in the direction, as determined by the trustee. The trustee may also take any other action, consistent with the direction, that it deems proper.

We are required to furnish to the trustee annually a statement as to our compliance with all conditions and covenants under the indentures.

Limitation of Remedies

The holder or holders of not less than a majority in aggregate principal amount of the outstanding debt securities of any series may waive any past default with respect to the series, except a default in respect of the payment of interest, if any, or principal of (or premium, if any) or payments on any debt security or a covenant or provision of the applicable indenture which cannot be modified or amended without the consent of each holder of debt securities of such series. The holders shall provide written notice to the trustee of such waiver.

Subject to the provisions of the relevant indenture relating to the duties of the trustee, if an Event of Default occurs and is continuing with respect to the debt securities of any series, the trustee will be under no obligation to any holder or holders of the debt securities of the series, unless they have offered reasonable indemnity or security satisfactory to the trustee.

The indentures provide that the trustee will, within 90 days after the occurrence of an Event of Default of which a responsible officer of the trustee has written notice with respect to the debt securities of any series known to it, give to each holder of the debt securities of the affected series notice of the Event of Default unless the Event of Default has been cured or waived. However, the trustee shall be protected in withholding notice if it determines in good faith that withholding notice is in the interest of the holders.

In addition, with respect to the debt securities issued under the 2011 Senior Indenture, subject to the indenture provisions for the indemnification of or provision of security to the Bank of New York Mellon, the holder or holders of a majority in aggregate principal amount of the outstanding debt securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Bank of New York Mellon or exercising any trust or power conferred on the Bank of New York Mellon with respect to the series, if the direction is not in conflict with any rule of law or with the indenture and the Bank of New York Mellon does not determine that the action would be unjustly prejudicial to the holder or holders of any debt securities of any series not taking part in that direction. The Bank of New York Mellon may take any other action that it deems proper which is not inconsistent with that direction.

Covenants

Debt securities issued under the 2011 Senior Indenture

Under the terms of the debt securities issued under the 2011 Senior Indenture, the United Kingdom (or any political subdivision thereof or therein having the power to tax) may require us to withhold or deduct amounts from payments of principal or interest on the applicable series of debt securities, for taxes or other governmental charges. If such a withholding or deduction is required, we may be required to pay additional amounts such that the net amount paid to holders of the applicable debt securities, after such deduction or withholding, equals the amount that would have been payable had no such withholding or deduction been required.

All payments in respect of the applicable series of debt securities will be made subject to any withholding or deduction required pursuant to FATCA, and we shall not be required to pay additional amounts with respect to the principal of, interest and any other payments on, the debt securities on account of any such deduction or withholding required pursuant to FATCA.

We can legally release ourselves from any payment or other obligations on the applicable series of debt securities, except for various obligations described below, if such debt securities have become due and payable or will become due and payable at their stated maturity within one year or are to be called for redemption within one year and we deposit in trust for your benefit and the benefit of all other direct holders of such debt securities, a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the applicable series of debt securities on their due date. In addition, on the date of such deposit, we must not be in default. For purposes of this no-default test, a default would include an event of default that has occurred and not been cured, as described above under “Events of Default”. A default for this purpose would also include any event that would be an event of default if the requirements for giving us default notice or our default having to exist for a specific period of time were disregarded. However, even if we take these actions, a number of our obligations under the indenture will remain.

The 2011 Senior Indenture does not contain any covenants or other provisions designed to protect holders of the debt securities against a reduction in our creditworthiness in the event of a highly leveraged transaction or that would prohibit other transactions that might adversely affect holders of the debt securities, including, among other things, through the incurrence of additional indebtedness.

Debt securities issued under the 2016 Senior Indenture

Under the terms of the debt securities issued under the 2016 Senior Indenture, the United Kingdom (or any political subdivision thereof or therein having the power to tax) may require us to withhold or deduct amounts from payments of principal or interest on the applicable series of debt securities, for taxes or other governmental charges. If such a withholding or deduction is required, we may be required to pay additional amounts such that the net amount paid to holders of the debt securities, after such deduction or withholding, equals the amount that would have been payable had no such withholding or deduction been required.

All payments in respect of the applicable series of debt securities will be made subject to any withholding or deduction required pursuant to FATCA, and we shall not be required to pay additional amounts with respect to the principal of, interest and any other payments on, the debt securities on account of any such deduction or withholding required pursuant to FATCA.

We can legally release ourselves from any payment or other obligations on the applicable series of debt securities, except for various obligations described below, if, inter alia, either:

all debt securities of such series theretofore authenticated and delivered have been delivered to the trustee for cancellation; or

the debt securities of such series not theretofore delivered to the trustee for cancellation have become due and payable or will become due and payable at their stated maturity within one year or are to be called for redemption within one year or are to be exchanged for stock or other securities and notice of such exchange has been given; and

we deposit in trust with the trustee for your benefit and the benefit of all other direct holders of debt securities, a combination of money or U.S. government obligations (with respect to securities denominated in dollars) or foreign government obligations (with respect to securities denominated in the same foreign currency) that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates. In addition, on the date of such deposit, we must not be in default. For purposes of this no-default test, a default would include an event of default that has occurred and not been cured, as described above under “Events of Default”. A default for this purpose would also include any event that would be an event of default if the requirements for giving us default notice or our default having to exist for a specific period of time were disregarded. However, even if we take these actions, a number of our obligations under the indenture will remain.

The 2016 Senior Indenture does not contain any covenants or other provisions designed to protect holders of the debt securities against a reduction in our creditworthiness in the event of a highly leveraged transaction or that would prohibit other transactions that might adversely affect holders of the debt securities, including, among other things, through the incurrence of additional indebtedness.

Agreement with Respect to the Exercise of UK Bail-in Power

4.000% Notes due 2024:

The terms of the 4.000% Notes due 2024 provide that, by its acquisition of the applicable series of debt securities, each holder of such debt securities (including each beneficial owner) acknowledges, agrees to be bound by and consents to the exercise of any UK bail-in power by the relevant UK resolution authority that may result in (i) the cancellation, write-down or reduction of all, or a portion, of the principal amount of, or interest on, the notes and/or (ii) any other modification of such debt securities and/or (iii) the conversion of all, or a portion, of the principal amount of, or interest on, such debt securities into our or another person’s shares or other securities or other obligations to give effect to the exercise by the relevant UK resolution authority of such UK bail-in power, and the rights of the holders of such debt securities will be subject to the provisions of any UK bail-in power which are expressed to implement such a reduction, write-down, cancellation, modification or conversion. In addition, by its acquisition of applicable series of debt securities, each holder of such debt securities (including each beneficial owner) acknowledges, agrees to be bound by and consents to the exercise of any UK bail-in power by the relevant UK resolution authority in relation to the guarantees of such debt securities. We refer to such agreements and acknowledgements with respect to the exercise of the UK bail-in power as the “bail-in consent.”

For purposes of the 4.000% Notes due 2024, a “UK bail-in power” is any statutory power to effect a cancellation, write-down, reduction, modification and/or conversion of a liability existing from time to time under any laws, regulations, rules or requirements relating to the resolution of banks, banking group companies, credit institutions, investment firms and their parent undertakings incorporated in the United Kingdom in effect and applicable to the issuer or any member of the Santander UK Group (as defined herein), including but not limited to the UK Banking Act 2009, as the same may be amended from time to time (whether pursuant to the UK Financial Services (Banking Reform) Act 2013 or otherwise), and any laws, regulations, rules or requirements which are implemented, adopted or enacted within the context of a European Union directive or regulation of the European Parliament and of the EU Council establishing a framework for the recovery and resolution of credit institutions, investment firms and their parent undertakings, pursuant to which liabilities of a bank, banking group company, a credit institution, investment firm, its parent undertaking or any of its affiliates can be cancelled, written down, reduced, modified and/or converted into shares or other securities or obligations of the issuer or any other person (and a reference to the “relevant UK resolution authority” is to any authority with the ability to exercise a UK bail-in power).

No repayment of the principal amount of the applicable series of debt securities or payment of interest on the notes will become due and payable after the exercise of any UK bail-in power by the relevant UK resolution authority unless, at the time that such repayment or payment, respectively, is scheduled to become due, such repayment or payment would be permitted to be made by us after the exercise of such UK bail-in power.

The bail-in consent will be governed by, and construed in accordance with, the laws of England and Wales.

By its acquisition of the applicable series of debt securities, each holder of such debt securities, to the extent permitted by the Trust Indenture Act, waives any and all claims against the trustee for, agrees not to initiate a suit against the trustee in respect of, and agrees that the trustee will not be liable for, any action that the trustee takes, or abstains from taking, in either case in accordance with the exercise of the UK bail-in power by the relevant UK resolution authority with respect to such debt securities.

Upon the exercise of the UK bail-in power by the relevant UK resolution authority with respect to the applicable series of debt securities, we will provide a written notice to DTC as soon as practicable regarding such exercise of the UK bail-in power for purposes of notifying holders of such debt securities of such occurrence. We will also deliver a copy of such notice to the trustee for information purposes.

The exercise of the UK bail-in power by the relevant UK resolution authority with respect to such debt securities and/or the guarantees will not be an Event of Default (as defined in the 2011 Senior Indenture) with respect to such debt securities and/or the related guarantees.

By its acquisition of the applicable series of debt securities, each holder of such debt securities acknowledges and agrees that the exercise of the UK bail-in power by the relevant UK resolution authority with respect to such debt securities and/or the guarantees shall not give rise to an Event of Default for purposes of Section 315(b) (Notice of Default) and Section 315(c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act.

Our obligations to indemnify the trustee in accordance with the 2011 Senior Indenture shall survive the exercise of the UK bail-in power by the relevant UK resolution authority with respect to any debt securities.

By its acquisition of the applicable series of debt securities, each holder of such debt securities acknowledges and agrees that, upon the exercise of any UK bail-in power by the relevant UK resolution authority with respect to such debt securities, (a) the trustee shall not be required to take any further directions from holders of the affected debt securities under the 2011 Senior Indenture, which section authorizes holders of a majority in aggregate outstanding principal amount of the debt securities of a series to direct certain actions relating to the debt securities, and (b) the 2011 Senior Indenture shall impose no duties upon the trustee whatsoever with respect to the exercise of any UK bail-in power by the relevant UK resolution authority. Notwithstanding the foregoing, if, following the completion of the exercise of the UK bail-in power by the relevant UK resolution authority, such debt securities remain outstanding (for example, if the exercise of the UK bail-in power results in only a partial write-down of the principal of the debt securities), then the trustee’s duties under the 2011 Senior Indenture shall remain applicable with respect to the notes following such completion to the extent that the issuer, the guarantor and the trustee shall agree pursuant to another supplemental indenture or an amendment to the 2011 Senior Indenture; provided, however, that notwithstanding the exercise of the UK bail-in power by the relevant UK authority, there shall at all times be a trustee for the debt securities in accordance with the 2011 Senior Indenture, and the resignation and/or removal of the trustee and the appointment of a successor trustee will continue to be governed by the 2011 Senior Indenture, including to the extent no additional supplemental indenture or amendment is agreed upon in the event the debt securities remain outstanding following the completion of the exercise of the UK bail-in power.

By its acquisition of the applicable series of debt securities, each holder of such debt securities (a) acknowledges and agrees to be bound by and consents to the exercise of any UK bail-in power as it may be imposed without any prior notice by the relevant UK resolution authority of its decision to exercise such power with respect to such debt securities and (b) shall be deemed to have authorized, directed and requested DTC and any direct participant in DTC or other intermediary through which it holds such notes to take any and all necessary action, if required, to implement the exercise of any UK bail-in power with respect to such debt securities as it may be imposed, without any further action or direction on the part of such holder or the trustee.

2.375% Notes due 2020:

The terms of the 2.375% Notes due 2020 provide that, by its acquisition of such debt securities, each holder of such debt securities (including each beneficial owner) recognizes, acknowledges, agrees and consents that such debt securities will be subject to the exercise of any UK bail-in power (as defined below) by the relevant UK resolution authority (as defined below). Each holder of the 2.375% Notes due 2020 (including each beneficial owner) also, by its acquisition of such debt securities, acknowledges, agrees and consents (a) to the exercise of any UK bail-in power by the relevant UK resolution authority in relation to the 2.375% Notes due 2020 that may result in (i) the cancellation, write-down or reduction of all, or a portion, of the principal amount of, or any other outstanding amounts due under such debt securities (including any interest which is accrued but unpaid) and/or (ii) any other modification, variation or change of form of such debt securities and/or (iii) the conversion of all, or a portion, of the principal amount of, or any other outstanding amount due under such debt securities (including any interest which is accrued but unpaid) into our or another person’s shares or other securities or other obligations to give effect to the exercise by the relevant UK resolution authority of such UK bail-in power; and (b) that its rights as a holder of the 2.375% Notes due 2020 will be subject to the provisions of any UK bail-in power which are expressed to implement such a reduction, write-down, cancellation, modification, variation, change of form or conversion and that it will accept in lieu of such debt securities any ordinary shares or other instruments of ownership into which such debt securities may be converted. In addition, by its acquisition of the 2.375% Notes due 2020, each holder of such debt securities (including each beneficial owner) recognizes, acknowledges, agrees and consents that the guarantees of such debt securities will also be subject to the exercise of any UK bail-in power by the relevant UK resolution authority and recognizes, acknowledges, agrees to be bound by and consents to the exercise of any UK bail-in power by the relevant UK resolution authority in relation to the guarantees of such debt securities.

We refer to such agreements and acknowledgements with respect to the exercise of the UK bail-in power as the “bail-in consent.”

For purposes of the 2.375% Notes due 2020, a “UK bail-in power” is any statutory power in the UK under the UK Banking Act 2009, as the same may be amended, re-enacted or replaced from time to time pursuant to which liabilities (including accrued but unpaid interest) of a bank, investment firm and certain banking group companies (including relevant parent undertakings, subsidiaries and/or certain affiliates of banks and investment firms) can be (in part or in full) cancelled, written down, reduced, modified, varied, changed in form, transferred, diluted and/or converted into shares or other securities or obligations of the issuer or any other person (and a reference to the “relevant UK resolution authority” is to the Bank of England or any other authority with the ability to exercise a UK bail-in power).

No repayment of the principal amount of the 2.375% Notes due 2020 or payment of interest on such debt securities or a payment of any amount under the guarantees will become due and payable after the exercise of any UK bail-in power by the relevant UK resolution authority unless, at the time that such repayment or payment, respectively, is scheduled to become due, such repayment or payment would be permitted to be made by the issuer and/or the guarantor after the exercise of such UK bail-in power.

The bail-in consent will be governed by, and construed in accordance with, the laws of England and Wales.

By its acquisition of the 2.375% Notes due 2020, each holder of such debt securities(including beneficial owners), to the extent permitted by the Trust Indenture Act, waives any and all claims against the trustee for, agrees not to initiate a suit against the trustee in respect of, and agrees that the trustee will not be liable for, any action that the trustee takes, or abstains from taking, in either case in accordance with the exercise of the UK bail-in power by the relevant UK resolution authority with respect to the such debt securities and/or the guarantees.

Upon the exercise of the UK bail-in power by the relevant UK resolution authority with respect to the 2.375% Notes due 2020 and/or the guarantees, we will provide a written notice to DTC as soon as practicable regarding such exercise of the UK bail-in power for purposes of notifying holders of such debt securities of such occurrence and, where relevant, marking down such debt securities. We will also deliver a copy of such notice to the trustee for information purposes.

The exercise of the UK bail-in power by the relevant UK resolution authority with respect to the 2.375% Notes due 2020 and/or the guarantees will not be an Event of Default (as defined in the 2011 Senior Indenture) with respect to such notes and/or the related guarantees.

By its acquisition of the 2.375% Notes due 2020, each holder of such debt securities (including beneficial owners) recognizes, acknowledges and agrees that the exercise of the UK bail-in power by the relevant UK resolution authority with respect to such debt securities and/or the guarantees shall not give rise to an Event of Default for purposes of Section 315(b) (Notice of Default) and Section 315(c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act.

Our obligations to indemnify the trustee in accordance with the 2011 Senior Indenture shall survive the exercise of the UK bail-in power by the relevant UK resolution authority with respect to any notes.

By its acquisition of the 2.375% Notes due 2020, each holder of such debt securities (including beneficial owners) recognizes, acknowledges and agrees that, upon the exercise of any UK bail-in power by the relevant UK resolution authority with respect to such debt securities and/or the guarantee, (a) the trustee shall not be required to take any further directions from holders of the affected debt securities under the 2011 Senior Indenture, which section authorizes holders of a majority in aggregate outstanding principal amount of such debt securities of a series to direct certain actions relating to the such debt securities , and (b) the 2011 Senior Indenture shall impose no duties upon the trustee whatsoever with respect to the exercise of any UK bail-in power by the relevant UK resolution authority. Notwithstanding the foregoing, if, following the completion of the exercise of the UK bail-in power by the relevant UK resolution authority, such debt securities and or the guarantees remain outstanding (for example, if the exercise of the UK bail-in power results in only a partial write-down of the principal of such debt securities), then the trustee’s duties under the 2011 Senior Indenture shall remain applicable with respect to such debt securities following such completion to the extent that the issuer, the guarantor and the trustee shall agree pursuant to another supplemental indenture or an amendment to the 2011 Senior Indenture; provided, however, that notwithstanding the exercise of the UK bail-in power by the relevant UK authority, there shall at all times be a trustee for such debt securities in accordance with the 2011 Senior Indenture, and the resignation and/or removal of the trustee and the appointment of a successor trustee will continue to be governed by the 2011 Senior Indenture, including to the extent no additional supplemental indenture or amendment is agreed upon in the event such debt securities remain outstanding following the completion of the exercise of the UK bail-in power.

By its acquisition of the 2.375% Notes due 2020, each holder of such debt securities (including beneficial owners) (a) recognizes, acknowledges and agrees to be bound by and consents to the exercise of any UK bail-in power as it may be imposed without any prior notice by the relevant UK resolution authority of its decision to exercise such power with respect to such debt securities and/or the guarantees and (b) shall be deemed to have authorized, directed and requested DTC and any direct participant in DTC or other intermediary through which it holds such debt securities to take any and all necessary action, if required, to implement the exercise of any UK bail-in power with respect to such debt securities and/or the guarantees as it may be imposed, without any further action or direction on the part of such holder or the trustee. In addition, the exercise of the UK bail-in power may require that interests in such debt securities be held and/or other actions implementing the UK bail-in power to be taken, as the case may be, through clearing systems, intermediaries or persons other than DTC.

By its acquisition of the 2.375% Notes due 2020, each holder of such debt securities (including beneficial owners) acknowledges, agrees and consents that the terms of such debt securities described above relating to the exercise of the UK bail-in power constitute the entire agreement between the issuer, guarantor and each holder and beneficial owner of such debt securities relating to the exercise of the UK bail-in power to the exclusion of any other agreements, arrangements or understandings between the parties relating to the bail-in provisions of such debt securities and/or the guarantee.

Debt securities issued under the 2016 Senior Indenture

The debt securities issued under the 2016 Senior Indenture provide that, notwithstanding any other term of such debt securities, the indenture or any other agreements, arrangements, or understandings between us and any holder of debt securities issued under the 2016 Senior Indenture, by its acquisition of such debt securities, each holder of such debt securities (including each holder of a beneficial interest in such debt securities) acknowledges, accepts, agrees to be bound by and consents to: (a) the effect of the exercise of a U.K. bail-in power (as defined below) by the relevant UK resolution authority (as defined below) whether or not imposed with prior notice, that may include and result in any of the following, or some combination thereof: (i) the reduction of all, or a portion, of the Amounts Due (as defined below); (ii) the conversion of all, or a portion, of the Amounts Due on the debt securities issued under the 2016 Senior Indenture into shares, other securities or other obligations of ours or another person (and the issue to or conferral on the holders of such debt securities of such shares, securities or obligations), including by means of an amendment, modification or variation of the terms of such debt securities; (iii) the cancellation of the debt securities issued under the 2016 Senior Indenture; (iv) the amendment or alteration of the maturity of the debt securities issued under the 2016 Senior Indenture or amendment of the amount of interest payable on such debt securities, or the date on which the interest becomes payable, including by suspending payment for a temporary period; and (b) the variation of the terms of such debt securities, if necessary, to give effect to the exercise of the UK bail-in power by the relevant UK resolution authority.

For these purposes, “Amounts Due” are the principal amount of, and accrued but unpaid interest, including any Additional Amounts (as defined above) due on, the debt securities issued under the 2016 Senior Indenture. References to principal and interest will include payments of principal and interest that have become due and payable but which have not been paid, prior to the exercise of any UK bail-in power by the relevant UK resolution authority.

The “UK bail-in power” is any write-down, conversion, transfer, modification, or suspension power existing from time to time under, and exercised in compliance with, any laws, regulations, rules or requirements in effect in the United Kingdom, relating to the transposition of Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms as amended from time to time

(“BRRD”), including but not limited to the UK Banking Act 2009, as the same may be amended form time to time, including by the Financial Services (Banking Reform) Act 2013 (the “Banking Act”), and the instruments, rules and standards created thereunder, pursuant to which: (i) any obligation of a regulated entity (or other affiliate of such regulated entity) can be reduced, cancelled, modified, or converted into shares, other securities, or other obligations of such regulated entity or any other person (or suspended for a temporary period); and (ii) any right in a contract governing an obligation of a regulated entity may be deemed to have been exercised.

We refer to such agreements and acknowledgments with respect to the exercise of the UK bail-in power as the “bail-in consent.”

A reference to a “regulated entity” is to any BRRD undertaking as such term is defined under the PRA Rulebook promulgated by the United Kingdom Prudential Regulation Authority, as amended form time to time, which includes, certain credit institutions, investment firms, and certain of their parent or holding companies and a reference to the “relevant UK resolution authority” is to the Bank of England or any other authority with the ability to exercise a UK bail-in power.

No Amounts Due on any series of debt securities issued under the 2016 Senior Indenture, will become due and payable or be paid after the exercise of any UK bail-in power by the relevant UK resolution authority if and to the extent such Amounts Due have been reduced, converted, cancelled, amended or altered as a result of such exercise.

By its acquisition of the debt securities issued under the 2016 Senior Indenture, each holder of the debt securities (including each holder of a beneficial interest in the debt securities), to the extent permitted by the Trust Indenture Act, will waive any and all claims, in law and/or in equity, against the trustee for, agree not to initiate a suit against the trustee in respect of, and agree that the trustee will not be liable for, any action that the trustee takes, or abstains from taking, in either case in accordance with the exercise of the UK bail-in power by the relevant UK resolution authority with respect to such debt securities.

Upon the exercise of the UK bail-in power by the relevant UK resolution authority with respect to the debt securities issued under the 2016 Senior Indenture, we will provide a written notice to the holders of such debt securities through DTC as soon as practicable regarding such exercise of the UK bail-in power. We will also deliver a copy of such notice to the trustee for information purposes.

Neither a reduction or cancellation, in part or in full, of the Amounts Due, the conversion thereof into another security or obligation of us or another person, as a result of the exercise of the UK bail-in power by the relevant UK resolution authority with respect to us, nor the exercise of the UK bail-in power by the relevant UK resolution authority with respect to the debt securities issued under the 2016 Senior Indenture will be an Event of Default with respect to such debt securities.

By its acquisition of the debt securities issued under the 2016 Senior Indenture, each holder of such debt securities (including each holder of a beneficial interest in such debt securities) acknowledges and agrees that neither a cancellation or deemed cancellation of the principal or interest (in each case, in whole or in part), nor the exercise of the UK bail-in power by the relevant UK resolution authority with respect to such debt securities will give rise to an default for purposes of Section 315(b) (Notice of Default) and Section 315(c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act.

By its acquisition of the debt securities issued under the 2016 Senior Indenture, each holder of such debt securities (including each holder of a beneficial interest in such debt securities) acknowledges and agrees that, upon the exercise of the UK bail-in power by the relevant UK resolution authority, (a) the trustee will not be required to take any further directions from the holders of debt securities issued under the 2016 Senior Indenture with respect to any portion of such debt securities that are written-down, converted to equity and/or cancelled under Section 5.12 (Control by Holders) of the 2016 Senior Indenture, and (b) the relevant indenture will not impose any duties upon the trustee whatsoever with respect to the exercise of any UK bail-in power by the relevant UK resolution authority. Notwithstanding the foregoing, if, following the completion of the exercise of the UK bail-in power by the relevant UK resolution authority, the debt securities issued under the 2016 Senior Indenture remain outstanding (for example, if the exercise of the UK bail-in power results in only a partial write-down of the principal of the debt securities), then the trustee’s duties under the relevant indenture shall remain applicable with respect to such debt securities following such completion to the extent that we and the trustee shall agree pursuant to another supplemental indenture or an amendment to the relevant indenture; provided, however, that notwithstanding the exercise of the UK bail-in power by the relevant UK authority, so long as any debt securities issued under the 2016 Senior Indenture remain outstanding, there will at all times be a trustee for such debt securities in accordance with the relevant indenture, and the resignation and/or removal of the trustee and the appointment of a successor trustee will continue to be governed by the relevant indenture, including to the extent no additional supplemental indenture or amendment is agreed upon in the event such debt securities remain outstanding following the completion of the exercise of the UK bail-in power.

By its acquisition of the debt securities issued under the 2016 Senior Indenture, each holder of such debt securities (including each holder of a beneficial interest in such debt securities) shall be deemed to have authorized, directed and requested DTC and any direct participant in DTC or other intermediary through which it holds such debt securities to take any and all necessary action, if required, to implement the exercise of any UK bail-in power with respect to such debt securities as it may be imposed, without any further action or direction on the part of such holder or the trustee. In addition, the exercise of the UK bail-in power may require that interests in the debt securities issued under the 2016 Senior Indenture be held and/or other actions implementing the UK bail-in power to be taken, as the case may be, through clearing systems, intermediaries or persons other than DTC.

Consolidation, Merger and Sale of Assets; Assumption

Debt securities issued under the 2011 Senior Indenture

With respect to the debt securities issued under the 2011 Senior Indenture we may, without the consent of the holders of any of the debt securities, consolidate with, merge into or transfer or lease our assets substantially as an entirety to any person, provided that any successor corporation formed by any consolidation or amalgamation, or any transferee or lessee of our assets, is a company organized under the laws of the European Union or the laws of the United States, Canada, Australia or New Zealand that assumes, by a supplemental indenture, our obligations, on the debt securities, on the guarantees and under the indenture, and we procure the delivery of a customary officer’s certificate and legal opinion providing that the conditions precedent to the transaction have been complied with.

Subject to applicable law and regulation, Santander UK or any wholly-owned subsidiaries of Santander UK may assume our obligations under the debt securities of any series without the consent of any holder, provided that, if such subsidiary assumes such obligations, Santander UK confirms that its guarantees as guarantor will apply to such subsidiary’s obligations under the debt securities of that series. Upon such assumption, all of our direct obligations under the debt securities of the series and the applicable indenture shall immediately be discharged. Any Additional Amounts under the debt securities of the series will be payable in respect of taxes imposed by the jurisdiction in which the assuming entity is incorporated, subject to exceptions equivalent to those that apply to any obligation to pay Additional Amounts in respect of taxes imposed by the taxing jurisdiction of the issuer, rather than taxes imposed by the taxing jurisdiction in which the assuming entity is incorporated. However, if Santander UK makes payment under the guarantee, it shall be required to pay Additional Amounts related to taxes, subject to the exceptions described under the heading “Additional Amounts” above, imposed by any taxing jurisdiction by reason of the guarantee payment. The entity that assumes our obligations will also be entitled to redeem the debt securities of the relevant series in the circumstances described in “Redemption” above with respect to any change or amendment to, or change in the application or official interpretation of, the laws or regulations (including any treaty) of the assuming subsidiary’s jurisdiction of incorporation which occurs after the date of the assumption.

Debt securities issued under the 2016 Senior Indenture

With respect to the debt securities issued under the 2016 Senior Indenture, we may, without the consent of the holders of any of the debt securities, consolidate or amalgamate with, merge into or transfer or lease our property and assets substantially as an entirety to any person, provided that any successor corporation formed by any consolidation or amalgamation, or any transferee or lessee of our assets, is a company organized under the laws of England and Wales, the laws of any member state of the European Union (as the same may be constituted from time to time), or the laws of any state of the United States, the laws of any province of Canada, the laws of Australia or the laws of New Zealand that assumes, by a supplemental indenture, our obligations on the debt securities and under the indenture, and we procure the delivery of a customary officer’s certificate and legal opinion providing that the conditions precedent to the transaction have been complied with.

Subject to applicable law and regulation, a holding company of us or any of our wholly-owned subsidiaries (the “successor entity”) may assume our obligations under the debt securities of any series without the consent of any holder; provided, that:

•

the successor entity expressly assumes such obligations by an amendment to the indenture, in a form satisfactory to the trustee, and we, by an amendment to the indenture, unconditionally guarantee all of such successor entity’s obligations under the debt securities of such series and the relevant indenture, as so modified by such amendment;

•

the successor entity confirms in such amendment to the indenture that any Additional Amounts under the debt securities of the series will be payable in respect of taxes imposed by the jurisdiction in which the successor entity is incorporated, subject to exceptions equivalent to those that apply to any obligation to pay Additional Amounts in respect of taxes imposed by the taxing jurisdiction of the issuer, rather than taxes imposed by the taxing jurisdiction in which the successor entity is incorporated; and

•	immediately after giving effect to such assumption of obligations, no Event of Default and no event which, after notice or lapse of time or both, would become an Event of

Default, with respect to the debt securities of such series shall have occurred and be continuing.

The successor entity that assumes our obligations will also be entitled to redeem the debt securities of the relevant series in the circumstances described in “—Redemption” above with respect to any change or amendment to, or change in the application or official interpretation of, the laws or regulations (including any treaty) of the successor entity’s jurisdiction of incorporation which occurs after the date of the assumption

Satisfaction and Discharge

The 2011 Senior Indenture and the 2016 Senior Indenture, as applicable, shall upon our written request cease to be of further effect with respect to the applicable debt securities (except as to any surviving rights of registration of transfer or exchange of debt securities of such series expressly provided for), and the trustee, at our expense, shall execute proper instruments acknowledging satisfaction and discharge of the applicable indenture with respect to the debt securities of such series when:

(a) either:

(i) all debt securities of such series theretofore authenticated and delivered (other than (A) debt securities which have been destroyed, lost or stolen and which have been replaced or paid and (B) debt securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by us and thereafter repaid to us or discharged from such trust, have been delivered to us for cancellation; or

(ii) all such debt securities not theretofore delivered to the trustee for cancellation:

(A) have become due and payable or will become due and payable at their stated maturity within one year, or

(B) are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee in the name, and at the expense, of ours, or

(C) are to be exchanged for stock or other securities of ours or another entity or other entities and notice of exchange of such debt securities for stock or other securities of ours or another entity or other entities shall have been given, and we have deposited or caused to be deposited with the trustee, as trust funds in trust for the purpose, an amount in cash, or U.S. government obligations (with respect to debt securities denominated in dollars) or foreign government securities (with respect to debt securities denominated in the same foreign currency) maturing, in the case of (A) and (B) above, as to principal and interest, if any, and, in the case of (C) above, as to accrued interest, if any, in such amounts and at such times as will ensure the availability of cash sufficient to pay and discharge all claims with respect to such debt securities not theretofore delivered to the trustee for cancellation, in the case of (A) and (B) above, for principal (and premium, if any) and accrued interest, if any, and, in the case of (C) above, as to accrued interest, if any, to the date of such deposit (in the case of debt securities which have become due and payable) or to the redemption date;

(b) we have paid or caused to be paid all other sums payable hereunder by us with respect to the debt securities of such series; and

(c) we have delivered to the trustee an officer’s certificate and an opinion of counsel, each stating that all conditions precedent provided for relating to the satisfaction and discharge of the applicable indenture with respect to the debt securities of such series have been complied with.

Notwithstanding any satisfaction and discharge of the relevant Indenture with respect to the debt securities of such series, our obligations to the trustee, the obligations of the trustee to any authenticating agent and, if cash, U.S. government obligations and/or foreign government securities shall have been deposited with the trustee, the obligations of the trustee in relation to the application of trust money shall survive such satisfaction and discharge, including any termination under any bankruptcy law.

All cash, U.S. government obligations and foreign government securities deposited with the trustee pursuant to the provisions described in this section shall be held in trust and such cash and the proceeds from such U.S. government obligations and/or foreign government securities shall be applied by it, in accordance with the provisions of the debt securities of such series, and the applicable indenture, to the payment, either directly or through any paying agent (including us acting as paying agent) as the trustee may determine, to the persons entitled thereto, of the principal (and premium, if any) and interest for the payment of which such cash, U.S. government obligations and/or foreign government securities have been deposited with the trustee.

The trustee, the calculation agent and any paying agent promptly shall pay to us upon our written request any excess money, U.S. government obligations and/or foreign government securities held by them at any time with respect to any series of debt securities.

The Trustee and Paying Agent

With respect to the debt securities issued under the 2011 Senior Indenture, the Bank of New York Mellon, One Canada Square, London E14 5AL, is the trustee and paying agent. With respect to the debt securities issued under the 2016 Senior Indenture, Wells Fargo Bank, National Association, 150 East 42nd Street, 40th Floor, New York, New York 10017, United States, is the trustee and paying agent.

With respect to the Floating Rate Notes, Wells Fargo Bank, National Association, is the calculation agent.

Governing Law

The debt securities, the 2011 Senior Indenture and the 2016 Senior Indenture are governed by and construed in accordance with the laws of the State of New York, except that the authorization and execution of the 2016 Senior Indenture and the debt securities are governed (in addition to the laws of the State of New York relevant to execution) by the respective jurisdictions of the issuer and the trustee, as the case may be. In respect of Senior Securities, the bail-in power or consent will be governed by, and construed in accordance with, the laws of England and Wales.